AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 2003

                                              Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        NATIONAL TECHNICAL SYSTEMS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   California                                95-4134955
         ------------------------------                  ------------------
        (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                  Identification No.)

                       24007 Ventura Boulevard, Suite 200
                           Calabasas, California  91302
                --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

             NATIONAL TECHNICAL SYSTEMS, INC. 2002 STOCK OPTION PLAN
             -------------------------------------------------------
                            (Full title of the plan)

                                  Lloyd Blonder
                Senior Vice President and Chief Financial Officer
                        National Technical Systems, Inc.
                       24007 Ventura Boulevard, Suite 200
                           Calabasas, California 91302
                -------------------------------------------------
                     (Name and address of agent for service)

                                 (818) 591-0776
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Charles S. Kaufman, Esq.
                     Sheppard, Mullin, Richter & Hampton LLP
                        333 South Hope Street, 48th Floor
                          Los Angeles, California 90071
                                 (213) 620-1780

                                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Title of each class of                      Proposed maximum       Proposed maximum
   securities to be       Amount to be     offering price per      aggregate offering            Amount of
    registered (1)       registered (1)         share (2)                price              registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock            1,000,000 shares        $4.485               $4,485,000                   $362.84
-----------------------------------------------------------------------------------------------------------------

(1) In addition, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issued pursuant to the employee benefit plan described herein as a result of the adjustment provisions thereof.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 23, 2003, as reported on the Nasdaq Stock Market.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2002 Stock Option Plan of National Technical Systems, Inc., a California corporation (the "Company"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to
Part I of Form S-8. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      National Technical Systems, Inc. (the "Company") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 1,000,000 shares (the "Shares") of the Company's Common Stock for issuance pursuant to the Company's 2002 Stock Option Plan (the "Plan), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof.

Item 3.  Incorporation Of Documents by Reference.

      The  following  documents   previously  filed  by  the  Company  with  the
Commission are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for its fiscal year ended January 31, 2003.

            (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A, File No. 000-16438, as filed on June 19, 2003, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information which is furnished in any document incorporated or deemed to be incorporated by reference herein and which is not deemed "filed" under the Securities Act or the Exchange Act is not incorporated by reference herein.

      Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 317 of the California General Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

      Section 204 of the CGCL provides that a corporation's articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,
(ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the CGCL (concerning directors' liability for distributions, loans, and guarantees).

      Section 204 further provides that a corporation's articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation's shareholders for any violation of a director's fiduciary duty to the corporation or its shareholders.

      In accordance with Section 317, the Company's Articles of Incorporation (the "Articles") eliminate the liability of a director to the Company or its shareholders for monetary damages to the fullest extent permissible under California law. The Articles further authorize the Company to provide indemnification to its agents (including officers and directors), to the fullest extent permissible under California law.

      Pursuant to the authority provided in the Articles and the Company's Bylaws, the Company has entered into indemnification agreements with each of its executive officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

      The Company maintains an insurance policy pursuant to which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors or officers.

      The foregoing descriptions of the California statutes, the Articles and the Bylaws and agreements of the Company are not intended to be exhaustive and are qualified in their entirety by reference to the complete text of each.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit
 Number                            Description of Exhibit
-------                            ----------------------

 3.1 Articles of Incorporation of the Company (incorporated by reference from the Company's Annual Report on Form 10-K, File No. 000-16438, for the year ended January 31, 2003, as filed on April 28, 2003)

 3.3 Bylaws of the Company (incorporated by reference from the Company's Annual Report on Form 10-K, File No. 000-16438, for the year ended January 31, 2003, as filed on April 28, 2003)

 4.1      National Technical Systems, Inc. 2002 Stock Option Plan.*

 5.1      Opinion of Sheppard, Mullin, Richter & Hampton LLP*

 23.1     Consent of Sheppard, Mullin, Richter & Hampton LLP (see Exhibit 5.1)*

 23.2     Consent of Independent Auditors, Ernst & Young LLP*

 24.1     Power of Attorney (see Page II-6)*



----------------------
*  Filed Herewith

Item 9.  Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this
                  Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, That paragraphs 1(i) and (1)(ii) above do not apply if this registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on June 24, 2003.

                                    NATIONAL TECHNICAL SYSTEMS, INC.


                                    By:   /s/ Jack Lin
                                         ____________________________________
                                          Jack Lin
                                          Principal Executive Officer
                                          and Chairman of the Board


                                POWER OF ATTORNEY
                       FILING OF REGISTRATION STATEMENT ON FORM S-8

      KNOW ALL BY THESE PRESENTS, that each of the undersigned directors of NATIONAL TECHNICAL SYSTEMS, INC., a California corporation (the "Company"), hereby nominate and appoint Lloyd Blonder and Raffy Lorentzian, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration under the Act of shares of the Company's common stock issuable under the National Technical Systems, Inc. 2002 Stock Option Plan (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

      Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

      Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

      This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                        Title                               Date
        ---------                        -----                               ----
/s/ Jack Lin
_______________________________   Principal Executive Officer and       June 24, 2003
Jack Lin                          Chairman of the Board

/s/ Aaron Cohen
_______________________________   Senior Vice President and             June 24, 2003
Aaron Cohen                       Vice Chairman of the Board

/s/ William McGinnis
_______________________________   President, Chief Operating            June 24, 2003
William McGinnis                  Officer and Director

/s/ Marvin Hoffman
_______________________________   Senior Vice President, Chief          June 24, 2003
Marvin Hoffman                    Information Officer and Vice
                                  Chairman of the Board

/s/ Lloyd Blonder
_______________________________   Senior Vice President and             June 24, 2003
Lloyd Blonder                     Treasurer (Principal Financial
                                  Officer)

/s/ Raffy Lorentzian
_______________________________   Vice President and Chief              June 24, 2003
Raffy Lorentzian                  Accounting Officer

/s/ Richard D. Short
_______________________________   Senior Vice President and             June 24, 2003
Richard D. Short                  Director

/s/ Sheldon M. Fechtor
_______________________________   Director                              June 24, 2003
Sheldon M. Fechtor

/s/ Norman S. Wolfe
_______________________________   Director                              June 24, 2003
Norman S. Wolfe

/s/ Robert I Lin
_______________________________   Director                              June 24, 2003
Robert I Lin

/s/ William L. Traw
_______________________________   Senior Vice President and             June 24, 2003
William L. Traw                   Director


/s/ Ralph F. Clements
_______________________________   Director                              June 24, 2003
Ralph F. Clements

/s/ Donald J. Tringali
_______________________________   Director                              June 24, 2003
Donald J. Tringali

/s/ George F. Kabouchy
_______________________________   Director                              June 24, 2003
George F. Kabouchy

                                  EXHIBIT INDEX

Exhibit
 Number                             Description of Exhibit
-------                             ----------------------

 3.1 Articles of Incorporation of the Company (incorporated by reference from the Company's Annual Report on Form 10-K, File No. 000-16438, for the year ended January 31, 2003, as filed on April 28, 2003)

 3.3 Bylaws of the Company (incorporated by reference from the Company's Annual Report on Form 10-K, File No. 000-16438, for the year ended January 31, 2003, as filed on April 28, 2003)

 4.1      National Technical Systems, Inc. 2002 Stock Option Plan.*

 5.1      Opinion of Sheppard, Mullin, Richter & Hampton LLP*

 23.1     Consent of Sheppard, Mullin, Richter & Hampton LLP (see Exhibit 5.1)*

 23.2     Consent of Independent Auditors, Ernst & Young LLP*

 24.1     Power of Attorney (see Page II-6)*

----------------------
*  Filed Herewith